Century Communities Reports First Quarter 2026 Results

- Deliveries of 2,013 Homes Generating $789.7 Million in Total Revenues -

- Net New Home Contracts of 2,379 -

- Ending Community Count Increased Sequentially to 316 -

- Net Income of $24.4 Million, or $0.84 Per Diluted Share -

- Adjusted Net Income of $25.6 Million, or $0.88 Per Diluted Share -

- Increased Quarterly Cash Dividend 10% to $0.32 Per Share -

Greenwood Village, Colorado (April 22, 2026) – Century Communities, Inc. (NYSE: CCS), one of the nation’s largest homebuilders, today announced financial results for its first quarter ended March 31, 2026.

First Quarter 2026 Highlights

•	Net income of $24.4 million, or $0.84 per diluted share
•	Adjusted net income of $25.6 million, or $0.88 per diluted share
•	Total revenues of $789.7 million
•	Community count of 316
•	Deliveries of 2,013 homes
•	Net new home contracts of 2,379
•	Homebuilding gross margin of 17.8%
•	Adjusted homebuilding gross margin of 19.7%
•	Repurchased 617,087 shares of common stock for $40.0 million

“We performed well in the first quarter given continued market pressures which intensified even further beginning in early March,” said Dale Francescon, Executive Chairman. “While demand at the start of the quarter was roughly in line with year-ago levels, higher interest rates, gas prices, and increased weakness in consumer sentiment weighed on order activity most meaningfully in March, which typically represents the highest sales month of the quarter. Despite these headwinds, our traffic and net sales increased sequentially throughout the quarter, and our first quarter cancellation rate was below the levels we experienced throughout most of 2025, demonstrating the commitment of buyers once they have made the decision to purchase a home.”

Rob Francescon, Chief Executive Officer and President, said, “Our adjusted homebuilding gross margin of 19.7% increased by 140 basis points on a sequential basis, benefitting from lower incentives and direct costs, and we decreased our finished specs at the end of the first quarter by 16% sequentially and 31% versus the prior-year quarter. Our balance sheet remains strong with $2.6 billion of stockholders’ equity and $886 million of liquidity, and we repurchased 617,087 shares of our common stock for $40.0 million and increased our quarterly cash dividend by 10% to $0.32 per share while continuing to position Century for future growth.”

First Quarter 2026 Results

Net income for the first quarter 2026 was $24.4 million, or $0.84 per diluted share. Adjusted net income was $25.6 million, or $0.88 per diluted share.

Total revenues were $789.7 million, with first quarter home sales revenues totaling $734.1 million. Deliveries totaled 2,013 homes. The average sales price of home deliveries for the first quarter 2026 was $364,700.

Net new home contracts in the first quarter 2026 were 2,379, and at the end of the first quarter 2026, the Company had 1,155 homes in backlog, representing $438.5 million of backlog dollar value.

Adjusted homebuilding gross margin percentage, excluding interest, inventory impairment and purchase price accounting, was 19.7% in the first quarter of 2026, and homebuilding gross margin was 17.8%. Selling, general, and administrative expenses as a percent of home sales revenues was 15.8% in the quarter. Adjusted EBITDA and EBITDA for the first quarter 2026 were $55.4 million and $52.0 million, respectively.

Financial services revenues and pre-tax income were $22.4 million and $7.6 million, respectively, in the first quarter 2026.

Balance Sheet and Liquidity

The Company ended the first quarter 2026 with a strong financial position, including $2.6 billion of stockholders’ equity and $886.1 million of total liquidity, including $89.8 million of cash.

Book value per share was $88.75 as of March 31, 2026.

During the first quarter, consistent with our disciplined capital allocation approach to enhance the long-term value of the Company and return capital to our shareholders, we increased our quarterly cash dividend by 10% to $0.32 per share and repurchased 617,087 shares of common stock for $40.0 million.

As of March 31, 2026, homebuilding debt to capital equaled 32.2% and net homebuilding debt to net capital equaled 30.5%.

Full Year 2026 Outlook

Scott Dixon, Chief Financial Officer of the Company, commented, “Given the impact of the conflict in the Middle East as well as higher gas prices and interest rates on our order activity, we are reducing our full year 2026 home delivery guidance to be in the range of 9,500 to 10,500 homes and our home sales revenues to be in the range of $3.5 billion to $3.8 billion.”

Webcast and Conference Call

The Company will host a webcast and conference call on Wednesday, April 22, 2026, at 5:00 p.m. Eastern time, 3:00 p.m. Mountain time, to review the Company’s first quarter 2026 results, provide commentary, and conduct a question-and-answer session. To participate in the call, please dial 800-549-8228 (domestic) or 646-564-2877 (international) and enter the conference ID 56727. The live webcast will be available at www.centurycommunities.com in the Investors section. A replay of the conference call will be available through April 29, 2026, by dialing 888-660-6264 (domestic) or 646-517-3975 (international) and entering conference ID 56727. A replay of the webcast will be available on the Company’s website for at least one year.

About Century Communities

Century Communities, Inc. (NYSE: CCS) is one of the nation’s largest homebuilders and a recognized industry leader in online home sales. Newsweek has named the Company one of America's Most Trustworthy Companies for three consecutive years, and Century Communities has also been designated as one of U.S. News & World Report’s Best Companies to Work For (2025-2026). Through its Century Communities and Century Complete brands, Century's mission is to build attractive, high-quality homes at affordable prices to provide its valued customers with A HOME FOR EVERY DREAM®. Century is engaged in all aspects of homebuilding — including the acquisition, entitlement and development of land, along with the construction, innovative marketing and sale of quality homes designed to appeal to a wide range of homebuyers. The Company operates in 16 states and over 45 markets across the U.S., and also offers mortgage, title, insurance brokerage, and escrow services in select markets through its Inspire Home Loans, Parkway Title, IHL Home Insurance Agency, and IHL Escrow subsidiaries. To learn more about Century Communities, please visit www.centurycommunities.com.

Non-GAAP Financial Measures

In addition to the Company’s operating results presented in accordance with United States generally accepted accounting principles (GAAP), this press release includes the following non-GAAP financial measures: adjusted net income, adjusted diluted earnings per share, adjusted homebuilding gross margin, EBITDA, adjusted EBITDA, and ratio of net homebuilding debt to net capital. These non-GAAP financial measures should not be used as a substitute for the Company’s operating results presented in accordance with GAAP, and an analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. Please refer to the reconciliation of each of the above referenced non-GAAP financial measures following the historical financial information presented in this press release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “plan,” “continue,” “will,” “may,” “should,” “potential,” “guidance” and “outlook” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements in this release include the Company’s operating and financial guidance for 2026, including anticipated home deliveries and home sales revenues. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on historical information available at the time the statements are made and are based on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. The following important factors could cause actual results to differ materially from those expressed in the forward-looking statements: changes in general economic conditions, including interest rates, inflation, and employment levels; consumer confidence and affordability concerns; the impact of geopolitical conflicts including in the Middle East, tariffs and increased costs, immigration reform and enforcement, global supply chain disruptions, labor, land and raw material or other resource shortages and delays, and municipal and utility delays on the Company’s business, industry and the broader economy; the availability and cost of financing; home incentive levels; the ability to identify and acquire desirable land and dispose of land when appropriate; availability and pricing for land, labor and raw materials and other resources; reliance on contractors and key personnel; the effect of competition; risks associated with the Company’s mortgage lending and multi-family rental businesses; future impairment and restructuring charges; the effect of tax changes; and the other factors included in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Report on Form 10-Q. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law.

Century Communities, Inc.

Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2026	2025
Revenues
Homebuilding Revenues
Home sales revenues	$734,106	$883,736
Land sales and other revenues	33,171	962
Total homebuilding revenues	767,277	884,698
Financial services revenues	22,396	18,534
Total revenues	789,673	903,232
Homebuilding Cost of Revenues
Cost of home sales revenues	(603,291)	(707,915)
Cost of land sales and other revenues	(22,571)	(827)
Total homebuilding cost of revenues	(625,862)	(708,742)
Financial services costs	(14,751)	(16,174)
Selling, general, and administrative expense	(116,082)	(120,760)
Other income (expense), net	353	(5,038)
Income before income tax expense	33,331	52,518
Income tax expense	(8,922)	(13,134)
Net income	$24,409	$39,384

Earnings per share:
Basic	$0.84	$1.28
Diluted	$0.84	$1.26
Weighted average common shares outstanding:
Basic	29,189,596	30,801,046
Diluted	29,217,503	31,145,867

Century Communities, Inc.

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share amounts)

	March 31,	December 31,
	2026	2025
Assets	(unaudited)	(audited)
Cash and cash equivalents	$78,182	$109,443
Cash held in escrow	11,621	48,571
Accounts receivable	55,728	57,242
Inventories	3,525,742	3,361,158
Mortgage loans held for sale	213,947	299,145
Prepaid expenses and other assets	475,283	435,683
Property and equipment, net	70,822	69,368
Deferred tax assets, net	37,351	38,176
Goodwill	41,109	41,109
Total assets	$4,509,785	$4,459,895
Liabilities and stockholders' equity
Liabilities:
Accounts payable	$152,195	$114,416
Accrued expenses and other liabilities	276,770	310,602
Notes payable	1,112,751	1,102,376
Revolving line of credit	203,700	51,500
Mortgage repurchase facilities	211,170	289,269
Total liabilities	1,956,586	1,868,163
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized, 28,769,233 and 29,050,515 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	288	291
Additional paid-in capital	332,425	385,962
Retained earnings	2,220,486	2,205,479
Total stockholders' equity	2,553,199	2,591,732
Total liabilities and stockholders' equity	$4,509,785	$4,459,895

Century Communities, Inc.

Homebuilding Operational Data

(Unaudited)

Net New Home Contracts

	Three Months Ended March 31,
	2026	2025	% Change
West	336	392	(14.3)%
Mountain	426	462	(7.8)%
Texas	473	499	(5.2)%
Southeast	359	387	(7.2)%
Century Complete	785	952	(17.5)%
Total	2,379	2,692	(11.6)%

New Home Deliveries

(dollars in thousands)

	Three Months Ended March 31,
	2026		2025		% Change
	Homes	Average Sales Price	Homes	Average Sales Price	Homes	Average Sales Price
West	277	$568.6	303	$599.5	(8.6)%	(5.2)%
Mountain	344	465.6	429	524.1	(19.8)%	(11.2)%
Texas	371	284.7	457	298.9	(18.8)%	(4.8)%
Southeast	315	393.9	303	443.5	4.0%	(11.2)%
Century Complete	706	264.5	792	260.4	(10.9)%	1.6%
Total / Weighted Average	2,013	$364.7	2,284	$386.9	(11.9)%	(5.7)%

Century Communities, Inc.

Homebuilding Operational Data

(Unaudited)

Selling Communities

	As of March 31,		Increase/Decrease
	2026	2025	Amount	% Change
West	40	34	6	17.6%
Mountain	55	48	7	14.6%
Texas	82	78	4	5.1%
Southeast	31	42	(11)	(26.2)%
Century Complete	108	116	(8)	(6.9)%
Total	316	318	(2)	(0.6)%

Backlog

(dollars in thousands)

	As of March 31,
	2026			2025			% Change
	Homes	Dollar Value	Average Sales Price	Homes	Dollar Value	Average Sales Price	Homes	Dollar Value	Average Sales Price
West	178	$105,463	$592.5	248	$158,029	$637.2	(28.2)%	(33.3)%	(7.0)%
Mountain	190	103,890	546.8	182	102,309	562.1	4.4%	1.5%	(2.7)%
Texas	238	69,227	290.9	219	65,973	301.2	8.7%	4.9%	(3.4)%
Southeast	144	58,671	407.4	191	87,755	459.5	(24.6)%	(33.1)%	(11.3)%
Century Complete	405	101,208	249.9	418	106,984	255.9	(3.1)%	(5.4)%	(2.4)%
Total / Weighted Average	1,155	$438,459	$379.6	1,258	$521,050	$414.2	(8.2)%	(15.9)%	(8.4)%

Lot Inventory

	As of March 31,
	2026			2025			% Change

	Owned	Controlled	Total	Owned	Controlled	Total	Owned	Controlled	Total

West	3,517	2,524	6,041	3,946	4,258	8,204	(10.9)%	(40.7)%	(26.4)%
Mountain	7,813	2,018	9,831	9,180	3,168	12,348	(14.9)%	(36.3)%	(20.4)%
Texas	14,148	2,943	17,091	12,942	9,539	22,481	9.3%	(69.1)%	(24.0)%
Southeast	4,850	5,526	10,376	5,174	11,435	16,609	(6.3)%	(51.7)%	(37.5)%
Century Complete	4,025	11,173	15,198	4,655	14,717	19,372	(13.5)%	(24.1)%	(21.5)%
Total	34,353	24,184	58,537	35,897	43,117	79,014	(4.3)%	(43.9)%	(25.9)%
% of Total	58.7%	41.3%	100.0%	45.4%	54.6%	100.0%

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Adjusted net income and adjusted diluted earnings per share (“Adjusted EPS”) are non-GAAP financial measures that the Company believes are useful to management, investors and other users of its financial information in evaluating its operating results and understanding its operating trends without the effect of certain non-recurring items. The Company believes excluding certain non-recurring items provides more comparable assessment of its financial results from period to period. The Company defines adjusted net income as consolidated net income before (i) income tax expense; (ii) inventory impairment; (iii) abandonment of lot option contracts; (iv) restructuring costs; (v) loss on debt extinguishment; (vi) impairment on other investment; and (vii) purchase price accounting for acquired work in process inventory; in each case, as applicable during a period, less adjusted income tax expense, calculated using the Company’s estimated annual effective tax rate after discrete items for the applicable period. Adjusted EPS is calculated by dividing adjusted net income by weighted average common shares – diluted.

Adjusted Net Income and Adjusted Diluted Earnings Per Share

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2026	2025
Numerator
Net income	$24,409	$39,384
Denominator
Weighted average common shares outstanding - basic	29,189,596	30,801,046
Dilutive effect of stock-based compensation awards	27,907	344,821
Weighted average common shares outstanding - diluted	29,217,503	31,145,867
Earnings per share:
Basic	$0.84	$1.28
Diluted	$0.84	$1.26

Adjusted earnings per share
Numerator
Net income	$24,409	$39,384
Income tax expense	8,922	13,134
Income before income tax expense	33,331	52,518
Inventory impairment	—	411
Abandonment of lot option contracts (1)	954	1,506
Restructuring costs	—	1,505
Purchase price accounting for acquired work in process inventory	688	1,892
Adjusted income before income tax expense	34,973	57,832
Adjusted income tax expense (2)	(9,362)	(14,463)
Adjusted net income	$25,611	$43,369

Denominator - Diluted	29,217,503	31,145,867

Adjusted diluted earnings per share	$0.88	$1.39

(1)

Beginning in the third quarter of 2025, the Company added “Abandonment of lot option contracts” as an adjustment in its non-GAAP adjusted net income calculation. Accordingly, the corresponding prior period information has been recast to conform to the current presentation and calculation.

(2)

The tax rates used in calculating adjusted net income for the three months ended March 31, 2026 and 2025 were 26.8% and 25.0%, respectively, which reflect our GAAP tax rates for the applicable periods.

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Adjusted homebuilding gross margin excluding inventory impairment (if applicable), interest in cost of home sales revenues, and purchase price accounting for acquired work in process inventory (if applicable), is not a  measurement of financial performance under GAAP; however, the Company’s management believes that this information is meaningful as it isolates the impact that inventory impairment,  indebtedness, and acquisitions have on homebuilding gross margin and permits the Company’s stockholders to make better comparisons with the Company’s competitors, who adjust gross margins in a similar fashion.  This non-GAAP financial measure should not be used as a substitute for the Company’s GAAP operating results.  An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

Adjusted Homebuilding Gross Margin (in thousands)

	Three Months Ended March 31,
	2026	%	2025	%
Home sales revenues	$734,106	100.0%	$883,736	100.0%
Cost of home sales revenues (1)	(603,291)	(82.2)%	(707,915)	(80.1)%
Homebuilding gross margin	130,815	17.8%	175,821	19.9%
Add: Inventory impairment	—	0.0%	411	0.0%
Adjusted homebuilding gross margin excluding inventory impairment	130,815	17.8%	176,232	19.9%
Add: Interest in cost of home sales revenues	13,170	1.8%	12,785	1.4%
Add: Purchase price accounting for acquired work in process inventory	688	0.1%	1,892	0.2%
Adjusted homebuilding gross margin excluding interest, inventory impairment and purchase price accounting for acquired work in process inventory	$144,673	19.7%	$190,909	21.6%

(1)

Beginning in the fourth quarter of 2025, inventory impairment was reclassified to be included in cost of home sales revenues in the Company’s consolidated statements of operations rather than presented as a separate line item and prior year amounts have been reclassified to conform to this presentation.

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

EBITDA and Adjusted EBITDA

EBITDA and adjusted EBITDA are non-GAAP financial measures the Company uses as supplemental measures in evaluating operating performance. The Company defines EBITDA as net income before (i) income tax expense, (ii) interest in cost of home sales revenues, (iii) other interest expense (income), and (iv) depreciation and amortization expense. The Company defines adjusted EBITDA as EBITDA before inventory impairment, abandonment of lot option contracts,  stock-based compensation expense, restructuring costs, loss on debt extinguishment,  impairment on other investment, and purchase price accounting for acquired work in process inventory, in each case as applicable during a period. The Company believes EBITDA and adjusted EBITDA provide an indicator of general economic performance that is not affected by fluctuations in interest rates or effective tax rates, levels of depreciation or amortization, and items considered to be non-recurring. Accordingly, the Company’s management believes that these measurements are useful for comparing general operating performance from period to period. EBITDA and adjusted EBITDA should be considered in addition to, and not as a substitute for, consolidated net income in accordance with GAAP as a measure of performance. The presentation of adjusted EBITDA should not be construed as an indication that the Company’s future results will be unaffected by unusual or non-recurring items. Each of EBITDA and adjusted EBITDA is limited as an analytical tool, and should not be considered in isolation or as a substitute for analysis of the Company’s results of operations as reported under GAAP.

(in thousands)

	Three Months Ended March 31,
	2026	2025	% Change
Net income	$24,409	$39,384	(38.0)%
Income tax expense	8,922	13,134	(32.1)%
Interest in cost of home sales revenues	13,170	12,785	3.0%
Interest expense (income)	169	798	(78.8)%
Depreciation and amortization expense	5,352	6,428	(16.7)%
EBITDA	$52,022	$72,529	(28.3)%
Inventory impairment	—	411	(100.0)%
Abandonment of lot option contracts (1)	954	1,506	(36.7)%
Stock-based compensation expense (2)	1,780	292	509.6%
Restructuring costs	—	1,505	(100.0)%
Purchase price accounting for acquired work in process inventory	688	1,892	(63.6)%
Adjusted EBITDA	$55,444	$78,135	(29.0)%

(1)

Beginning in the third quarter of 2025, the Company added “Abandonment of lot option contracts” as an adjustment in its non-GAAP adjusted EBITDA calculation. Accordingly, the corresponding prior period information has been recast to conform to the current presentation and calculation.

(2)

Beginning in the fourth quarter of 2025, the Company added “Stock-based compensation expense” as an adjustment in its non-GAAP adjusted EBITDA calculation. Accordingly, the corresponding prior period information has been recast to conform to the current presentation and calculation.

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Ratio of Net Homebuilding Debt to Net Capital

The following table presents the Company’s ratio of net homebuilding debt to net capital, which is a non-GAAP financial measure.  The Company calculates this by dividing net homebuilding debt (homebuilding debt less cash and cash equivalents, and cash held in escrow) by net capital (net homebuilding debt plus total stockholders’ equity). Homebuilding debt is total debt minus outstanding borrowings under construction loan agreement and mortgage repurchase facilities. The most directly comparable GAAP measure is the ratio of homebuilding debt to capital. The Company believes the ratio of net homebuilding debt to net capital is a relevant and useful financial measure to investors in understanding the leverage employed in its operations and as an indicator of the Company’s ability to obtain external financing.

(in thousands)

	March 31,	December 31,
	2026	2025
Notes payable	$1,112,751	$1,102,376
Revolving line of credit	203,700	51,500
Construction loan agreements	(104,838)	(90,269)
Total homebuilding debt	1,211,613	1,063,607
Total stockholders' equity	2,553,199	2,591,732
Total capital	$3,764,812	$3,655,339
Homebuilding debt to capital	32.2%	29.1%

Total homebuilding debt	$1,211,613	$1,063,607
Cash and cash equivalents	(78,182)	(109,443)
Cash held in escrow	(11,621)	(48,571)
Net homebuilding debt	1,121,810	905,593
Total stockholders' equity	2,553,199	2,591,732
Net capital	$3,675,009	$3,497,325

Net homebuilding debt to net capital	30.5%	25.9%

Contact Information:

Tyler Langton, Senior Vice President of Investor Relations and Finance

303-268-8345

InvestorRelations@CenturyCommunities.com

Category:
Earnings